SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2011

PROVIDENT NEW YORK BANCORP

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25233	80-0091851
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Rella Boulevard, Montebello, New York		10901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Short-term Incentive Plan

On October 27, 2011, the Board of Directors of the Company approved and adopted the Provident Short-term Incentive Plan (the “Plan”), which provides awards to the Company’s executive officers. Participants in the Plan must be nominated by the Chief Executive Officer (the “CEO”) of the Company and approved by the Compensation Committee of the Board of Directors (the “Compensation Committee”). Under the Plan, each participant has a specified target annual cash incentive award, based on his or her role at the Company. The target incentive is based on competitive practices and reflects the award to be paid for meeting predefined performance goals. The President and CEO have a target bonus of 50% of base earnings, and the other executive officers have a target bonus of 30% of the individual’s base earnings. Bonus awards may range from 0% of target to 200% of target, based on the Compensation Committee’s evaluation of three categories of performance measures: (1) corporate goals, (2) business unit, and (3) individual (defined for each role). Each participant will have predefined performance goals and weights that will determine his or her incentive. The specific allocation of goals will be determined based on the participant’s role and key area of contribution. Performance targets and ranges for each measure are set and approved within 90 days from the beginning of the performance period.

At the end of each performance period, performance is assessed against the specific goals established at the start of the period. Payout for each goal is determined independently in arriving at the overall incentive payout. Thus, the participant may not achieve minimum performance on one goal but may still receive an award on other goals (assuming the executive maintains a minimum performance rating of “satisfactory” or better). The Compensation Committee is authorized to adjust individual awards based on the Company’s performance and such other factors as the Compensation Committee may determine.

The foregoing description of the Plan is a summary of the Plan’s key provisions and is qualified in its entirety by reference to the complete text of the Plan, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

The Index of Exhibits immediately precedes the attached exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT NEW YORK BANCORP

DATE: November 1, 2011	By:	/s/ Paul A. Maisch
Paul A. Maisch

Executive Vice President and

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Provident Short-term Incentive Plan*

*	Indicates management contract or compensatory plan or arrangement.